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                                                                       EXHIBIT 5


                                PLD Telekom Inc.
                                680 Fifth Avenue
                                   24th Floor
                               New York, NY 10019

August 26, 1997

PLD Telekom Inc.
680 Fifth Avenue
24th Floor
New York, New York 10019

Re: PLD Telekom Inc. -- Registration Statement on Form S-8

Ladies and Gentlemen:

I have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 1,682,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), of PLD Telekom Inc. (the "Company"), which may be issued upon exercise of options granted pursuant to the Petersburg Long Distance Inc. Stock Option Plan (the "Plan"). I have examined the Company's Certificate of Incorporation, as amended, By-Laws, as amended, minutes and such other documents, and have made such inquiries of the Company's officers, as I have deemed appropriate. In my examination, I have assumed the genuineness of all signatures, the authenticity of all items submitted to me as originals, and the conformity with originals of all items submitted to me as copies.

Based upon the foregoing, it is my opinion that the Company's Common Stock, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ E. Clive Anderson

E. Clive Anderson
Senior Vice President and General Counsel